Contract for Supply and Use of Natural Gas

(CNG Users Applicable)

Supplier: Hebei Natural Gas Co.,Ltd.

User: Beijing Zhong Ran Wei Ye, Co.,Ltd

Annual Contract for Supply and Use of Natural Gas 2007

Supplier: Hebei Natural Gas Co., Ltd. (hereinafter called “the Supplier”)

User: Beijing Zhong Ran Wei Ye Gas Co., Ltd. (hereinafter called “the User”)

According to national laws and regulations, both Parties agree to enter into this Contract for sale and purchase of compressed natural gas through consultation, with terms and conditions hereinafter set forth:

1. Term of Contract:

1.1  The term of this Contract is one year.

1.2  Period of gas supply: from January 1, 2007 to December 31, 2007.

2. Mode of Gas Supply and Delivery Point

2.1 Mode of Gas Supply: the User uses its own trailers for gas-filling at the Supplier’s CNG mother station.

2.2 Delivery Point

2.2.1 The delivery point is gas-filling posts where the Supplier fills gas into the User’s trailers, measurement figures at this delivery point shall be the basis for payment.

2.2.2 When the Supplier delivers CNG to the user at delivery point, ownership and risk of CNG is thus shifted from the Supplier to the User.

3. Quantity and Quality of Gas Supply

3.1 Quantity of Gas Supply

Sale and Purchase of CNG in 2007 is 1.008 million standard cubic meters, with monthly proportion as follows:

Unit of Measurement: 10 thousand standard cubic meters

JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
18	18	10.8	3.6	3.6	3.6	3.6	3.6	3.6	3.6	10.8	18

3.2 Quality of Gas Supply

Gas quality shall meet the standards of CategoryⅡ natural gas set forth in GB17820-1999 Natural Gas, the national standards of the People’s Republic of China.

4. Designated Procedure

4.1 During the term of this Contract, the User shall provide the Supplier with “ten-day-period demand” for the next ten days 5 days before the present ten-day-period ends, and provide the Supplier “annual demand” for the next year before the first day of October each and every year. A Contract for sale and purchase of CNG shall be signed before using gas in the next year through consultation between the two Parties.

4.2 Gas supply shall have monthly plan, ten-day-balance and daily designation.

5. Price, Measurement and Payment

5.1 The Supplier provides natural gas at a price of RMB 1.90 per standard cubic meter (tax included).

During the term of this Contract, should the price of natural gas be adjusted, the adjusted price shall be adopted pursuant to the time designated in such documents.

5.2 Measurement

5.2.1 Under this Contract, CNG shall be measured in volume (standard cubic meter) at delivery point.

5.2.2 Standard reference condition for natural gas volume is: temperature: 293,15K (20℃), pressure: 101.325Kpa (standard atmospheric pressure).

5.2.3 Measuring instruments which are the basis for payment shall be natural gas filling posts which have passed tests by government-authorized measurement and testing institutions.

5.2.4 Measurement of CNG shall be based on the Supplier’s gas filling posts.

5.2.5 CNG delivery measurement vouchers shall be executed in six copies (two for the User and four for the Supplier). Such vouchers shall be signed and sealed by designated personnel from both Parties after each time of gas filling. If any Party has any objection to the measurement, such Party shall sign the voucher while noting down disputes on vouchers. But it shall not exempt such Party from its obligation to supply gas or make payment. Such disputes shall be resolved through dispute settlement methods agreed between the two Parties. And whether to adjust gas amount and payment or not shall be decided by results of such settlements. Under all circumstances, should any Party refuse to sign measurement vouchers, such Party shall be deemed as breaching this Contract.

5.2.6 Should any party has objection to the measurement value, such objection shall be resolved through dispute settlement methods agreed under this Contract. Should any Party regard the measuring instruments as faulty, the Parties shall negotiate a time to schedule tests on the measuring instruments by government-authorized measurement and testing institutions. Testing fees shall be borne by the liable Party. Delivery figures shall be corrected from the day when disputes arise according to test results by Government-authorized measurement and testing institutions.

5.2.7 Should this provision contradict with relevant natural gas measurement regulations of the People’s Republic of China, the national measurement regulations shall prevail.

5.3 Payment

5.3.1 Gas payment shall be made based on the measurement values at the Supplier’s gas-filling posts. Delivery measurement receipts shall be the Supplier’s voucher when settling payment with the User.

5.3.2 Payment is done through deposit under this Contract. The deposit period is 10 days. The User must pay deposit for the next week before the 10th, 20th and 30th of each month. The Supplier shall provide the User with gas consumption plan for the next week 3 days before each period ends, as vouchers for the User to pay deposit for the next period.

5.3.3 the User shall pay deposit for 10 days of gas consumption through telegraphic transfer or transfer cheque. The User shall make full payment based on the gas consumption plan for the next period provided by the Supplier. If the User’s deposit fails to cover gas consumption in such period, the Supplier has the right to abate or suspend gas supply when gas of the deposit value has been consumed. All the responsibilities and losses arise from such process shall be borne by the User. If the User’s deposit exceeds the due payment for actual use of gas in such period, the excessive amount of deposit can be used for the next period. The Supplier provides the User with CNG Sales Invoice according to actual consumption on delivery measurement receipts. Such invoices shall be sent to the User before the end of each month.

6. The Supplier’s Rights and Obligations

6.1 The Supplier has the obligation to supply gas to the User in accordance to the quantity and quality as agreed in this Contract.

6.2 The Supplier shall suggest the User to prepare back-up energy based on production needs.

6.3 Should gas supply need to be restricted or suspended due to limited upstream gas source, equipment inspection or major changes in production and organization on the Supplier’s side, the Supplier shall inform the User 24 hours in advance. Should accidents affect gas supply, the Supplier shall rush-repair promptly, and shall inform the User within 2 hours.

6.4 Should the User’s gas facilities or safety management have safety hazards which may lead to damage or loss, and should the User fail to make payment as agreed in this Contract, the Supplier has the right to suspend gas supply. But the Supplier has the obligation to notify the User before the suspense.

6.5 The Supplier has the obligation to keep all terms and relevant information in this Contract confidential. Without the User’s written approval in advance, the Supplier shall not reveal any terms and information in this Contract.

7. The User’s Rights and Obligations

7.1 The User has the right to supervise the quantity and quality of gas provided by the Supplier. The User has the obligation to provide the Supplier with periodical gas consumption plans in time. Should the User need to increase or decrease or suspend gas consumption due to its changes in production and organization or equipment inspection, the User has the obligation to inform the Supplier two days in advance.

7.2 The User has the obligation to make payment promptly as agreed in this Contract.

7.3 The User has the obligation to keep all terms and relevant information in this Contract confidential. Without the Supplier’s written approval in advance, the User shall not reveal any terms and information in this Contract.

8. Liabilities for Breach of Contract, Settlement of Disputes, Applicable Law

8.1 Liabilities for Breach of Contract

8.1.1 Should the Supplier restrict or suspend gas supply, it shall inform the User within an agreed time range. The User shall promptly adjust its production accordingly; otherwise, the Supplier shall not be liable for any losses thus incurred.

8.1.2 Should the User fail to use gas safely as designated in this Contract, which leads to the Supplier’s direct loss, the User shall be liable and compensate such direct loss.

8.1.3 Should the User use gas illegally, the User shall pay 30% of annual contract payment as penalty. Should such conducts cause damage to the Supplier, the User shall make compensation. Should such conducts be criminal, the User shall be subjected to criminal liabilities in accordance with relevant laws and regulations.

8.1.4 Should the Supplier or the User not be able to supply or use gas normally due to Force Majeure, which leads to loss, neither Party shall be liable for the compensation.

8.2 Settlement of Disputes

Should any disputes arise from the implementation of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. Should such consultation fail, any Party shall file litigation at People’s Court of Shijiazhuang.

8.3 Applicable Law

8.3.1 Both Parties must comply with and obey all the applicable laws, regulations and rules of the People’s Republic of China.

8.3.2 This Contract shall be construed and governed by national laws and industrial norms.

9. Effectiveness, Amendment and Termination

9.1 Effectiveness and Amendment

9.1.1 This Contract shall enter into force when being signed and sealed by both Parties. This Contract is executed in four originals, the Supplier and the User hold two originals respectively.

9.1.2 During the term of this Contract, should changes occur to national laws, regulations, relevant policies or contract terms of upstream gas supply, and such changes do have impact on this Contract; the relevant provisions in this Contract shall be adjusted accordingly.

9.1.3 Should any Party need to amend terms of this Contract or make agreement on matters not covered in this Contract, such Party shall notify the other party of the amendment or agreement in writing, and the other Party must respond within 15 days upon receiving such notice. Supplementary agreements shall be made through consultation. Such supplementary agreements shall have the same legal effect as this Contract. If the other Party does not reply within agreed time, the amendment or supplementary agreements shall be deemed as having been accepted by the other Party.

9.2 Termination

9.2.1 This Contract shall terminate automatically when its term is due.

9.2.2 During the term of this Contract, if this Contract is no longer enforceable or is no longer necessary to be enforced due to major changes in production or organization on both sides or either side, or due to Force Majeure, this Contract can be terminated in advance through equal consultation.

10. Documents

Before formal gas supply commences, The User shall provide such documents and materials according to the Supplier’s requirement as follows:

Copies of Gas Company Business Certificate, Enterprise Legal Person Business License, Tax Certificate, Organization Code Certificate, Bank Account License. For gas filling vehicles, the User shall provide: Whole Vehicle Product Certificate, Air-tightness Test Report, Nitrogen Replacement Report, Certificate and Test Report for safety valves; Penetration Test Report for welded joints and coilers; Certificates and Test Reports for all valves, Certificates for all meters, Certificates for gas cylinders, Product Safety and Quality Supervision and Inspection Certificates for gas cylinders, Quality Inspection Certificates for gas cylinders. All the abovementioned certificates shall be made into booklets designated to each gas filling vehicle.

11. Service Supervision Hotline:

Customer Service: 0311-85278700

12. Other Agreements:

Supplier: Hebei Natural Gas Co.Ltd.

Address: No.399, Xiangjiangdao Road, Gaoxin District, Shijiazhuang
Legal Representative:
Signature Agent:

Signed at: Shijiazhuang
Bank: Zhongnan Branch of China Construction Bank
Account No.: 13001615008050004816
Contact Department: CNG Company
Contact Person: Zhang Jian
TEL: 0311-85909290
Date: December, 30, 2006

User: Beijing Zhong Ran Wei Ye, Co.,Ltd
Address: Room2008, Tower A, Caizhi International Plaza, No.18, Zhongguancun Dong Road, Haidian District, Beijing
Legal Representative:
Signature Agent:

Signed at:Shijiazhuang
Bank: Huibin Division, Yayuncun Branch, Agricultural Bank of China.
Account No.: 230601040003953
Contact Department: Operation Department
Contact Person: Wang Weidong
TEL: 010-82600038-811
Date: December,29,2006.